UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2017

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-19511	13-3619290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Commodity Futures Customer Agreement

On July 25, 2017, Ceres Managed Futures LLC (the “General Partner”), the general partner of Morgan Stanley Smith Barney Spectrum Select L.P. (the “Registrant”), acting on behalf of the Registrant, and Morgan Stanley & Co. LLC (“MS&Co.”), entered into a supplement (the “Supplement”), dated as of July 25, 2017, to the commodity futures customer agreement (as amended from time to time) (the “Customer Agreement”), dated as of November 12, 2013, by and between MS&Co. and the funds set forth on Appendix A thereto, pursuant to which certain terms and conditions relating to the Registrant’s grant of a security interest in collateral to MS&Co. under the Customer Agreement and the ISDA Master Agreement (as amended from time to time), dated as of April 12, 2013, between MS&Co. and the Registrant, were clarified.

There have been no changes to the fees paid to MS&Co. under the Customer Agreement pursuant to the Supplement, and, in all other respects, the Customer Agreement remains unchanged and of full force and effect in regards to the Registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report.

Exhibit Number	Description

10.1	Supplement, dated as of July 25, 2017, to the Commodity Futures Customer Agreement, between Morgan Stanley & Co. LLC and the funds listed on Appendix A thereto, dated as of November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: July 31, 2017

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